Exhibit 4.8

Execution Copy

DATED THE 13th DAY OF JUNE 2006

(1) CATHAY ITFINANCIAL SERVICES LIMITED

and

(2) LONGTOP FINANCIAL TECHNOLOGIES LIMITED

and

(3) BLOOMWELL INTERNATIONAL LIMITED

and

(4) CONCENTRA HOLDINGS LIMITED

and

(5) JIA XIAO GONG and LIAN WEI ZHOU

and

(6) CATHAY CAPITAL HOLDINGS, L.P.

SUPPLEMENT to the SUBSCRIPTION and SHAREHOLDERS AGREEMENT relating to LONGTOP FINANCIAL TECHNOLOGIES LIMITED

STEVENSON, WONG & CO. Solicitors & Notaries Room 2002-9, 20th Floor Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong

THIS AGREEMENT is made on the 13th day of June 2006

BETWEEN:

(1)	CATHAY ITFINANCIAL SERVICES LIMITED, a company incorporated under the laws of the British Virgin Island (IBC No. 617927) whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Subscriber”);

(2)	LONGTOP FINANCIAL TECHNOLOGIES LIMITED (previously known as LATEST NEW TECHNOLOGY LIMITED). a company incorporated under the laws of the British Virgin Islands (IBC No. 412947) whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Company”);

(3)	BLOOMWELL INTERNATIONAL LIMITED, a company incorporated under the laws of the British Virgin Islands (IBC No. 573554) whose registered office is situate at OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (“Bloomwell”);

(4)	CONCENTRA HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands (IBC No. 590461) whose registered office is situate at OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (“Concentra”);

(5)	JIA XIAO GONG, holder of PRC identity card no.35010249096039, of 503 No. 514 Changqing Road, Xiamen, Fujian, PRC and LIAN WEI ZHOU, holder of PRC identity card no.350204196411225014, of 105 No. 524 Changqing Road, Xiamen, Fujian, PRC (the “Guarantors”, and each a “Guarantor”); and

(6)	CATHAY CAPITAL HOLDINGS, L.P., a Cayman Islands limited partnership whose registered office is care of Walkers SPV Limited, Walker House, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands, British West Indies (“Cathay”).

WHEREAS:

(A)	The parties entered into a subscription and shareholders agreement relating to Latest New Technology Limited on November 2004 (the “Subscription Agreement”).

(B)	Latest New Technology Limited had changed its name to “Longtop Financial Technologies Limited” as of 18 August 2005 and all references to the “Company” in the Subscription Agreement are made as if the name had been changed since the date of the Subscription Agreement.

(C)	On June 13, 2006, the Company had entered into an investors’ rights agreement and a first refusal and co-sale agreement with, inter alios, Tiger Global Private Investment Partners III, L.P. and the Subscriber.

(D)	In light of the investors’ rights agreement and the first refusal and co-sale agreement, the Parties are desirous of entering into this Agreement to vary section 8.1 of the Subscription Agreement as set out in this Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:-

ARTICLE I – DEFINITIONS

Capitalized terms used herein shall bear the same meanings as defined in the Subscription Agreement unless otherwise stated.

ARTICLE II – VARIATIONS

Section 2.1 The following new definitions shall be inserted into Section 1.1 (Definitions) of the Subscription Agreement according to alphabetical order.

““FRCS” shall mean the first refusal and co-sale agreement, dated June 13, 2006, by and among, inter alios, the Company, Tiger Global Private Investment Partners III, L.P. and the Subscribers, a copy of which is attached hereto as Exhibit 3.”

““IRA” shall mean the investors’ rights agreement, dated June 13, 2006, by and among, inter alios, the Company, Tiger Private Investment Partners III, L.P. and the Subscribers, a copy of which is attached hereto as Exhibit 4.”

Section 2.2 The entire Section 8.1 (Transfer by Bloomwell and Concentra) of the Subscription Agreement shall be deleted and replaced by the following new section 8.1: “The Subscriber’s rights to participate in any proposed transfer of Shares by Bloomwell and/or Concentra or any future Capital Event of the Company or its subsidiaries shall be governed by the provisions contained in the IRA and FRCS.”

Section 2.3 Save and except those stated in this Agreement, the Subscription Agreement shall continue to be in full force and effect.

ARTICLE III – MISCELLANEOUS

This Agreement shall be integrated with and governed by the terms contained in the Subscription Agreement as if a part thereof.

EXECUTION PAGE

IN WITNESS whereof, the parties hereto have duly executed this Agreement the day and year first above written.

SIGNED by	)
)
its director	)
for and on behalf of CATHAY	)
ITFINANCIAL SERVICES	)
LIMITED	)
in the presence of:

/s/ Paul Wolansky
SIGNED by	)
)
its director	)
for and on behalf of LONGTOP	)
FINANCIAL TECHNOLOGIES	)
LIMITED	)
its director	)
in the presence of:

/s/ Ni Chen

/s/ Xiaogong Jia
SIGNED by	)
)
its director	)
for and on behalf of BLOOMWELL	)
INTERNATIONAL LIMITED	)
its director	)
in the presence of:	)

/s/ Ni Chen

/s/ Xiaogong Jia

SIGNED by	)
)
its director	)
for and on behalf of CONCENTRA	)
HOLDINGS LIMITED	)
its director	)
in the presence of:	)

/s/ Ni Chen

/s/ Weizhou Lian
SIGNED SEALED and	)
DELIVERED by KA HIU KUNG	)
)
in the presence of:	)

/s/ Ni Chen

/s/ Xiaogong Jia
SIGNED SEALED and	)
DELIVERED by LIN WAI CHAU	)
)
in the presence of:	)

/s/ Ni Chen

/s/ Weizhou Lian
SIGNED by	)
)
its authorized signatory	)
for and on behalf of CATHAY	)
CAPITAL HOLDINGS, L.P.	)
in the presence of:	)

/s/ Paul Wolansky

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